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                                                                    EXHIBIT 23.3

                                 CONSENT OF KPMG

As independent public accountants, we consent to the use of our report dated 30 March 2001 (and to all references to our Firm) included in or made of part of the Registration Statement on Form S-8 of United Surgical Partners International, Inc. dated 11 July 2001.

                                                                        /s/ KPMG


London, England

July 9, 2001